DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Entity #:
C10367-2004
Document Number:
20060809016-62

Date Filed:
12/18/2006 11:00:45 AM
In the office of
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
XACT AID, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article numbered "1." is hereby deleted in its entirety and the following Article "1." is substituted in lieu thereof:

1. Name of Corporation: China Premium Lifestyle Enterprise, Inc.

Article numbered "3." is hereby deleted in its entirety and the following Article "3." is substituted in lieu thereof:

3. Shares (number of shares corporation authorized to issue): The total number of shares which this Corporation is authorized to issue is 500,000,000 shares. This Corporation is authorized to issue 400,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock. The Common Stock and the Preferred Stock shall each have a par value of $0.001 per share. [CONTINUED ON ATTACHMENT A.]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 70.5%

4. Effective date of filing (optional): 12/27/06
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Certificate of Amendment to Articles of Incorporation
XACT AID, INC.

ATTACHMENT A

ARTICLE 3. (Continued):

The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

December 18, 2006

Job Number: C20061218-1716
Reference Number: 00001123100-28
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20060809016-62	Amendment	2 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138